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                                                                    Exhibit 99.9

                          AFG Receivables Trust 1997-A
             Annual Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: January 1, 1999 through December 31, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement
                                                                                                        Per $1,000 of outstanding
                                                                                                         Class A/Class B/Class C
                                                                                  Total for Period         Certificate Amount
                                                                                  -----------------------------------------------
(i)  Principal Distribution
          Class A Note  Amount                                                         17,257,842               234.1538545
          Class B Note  Amount                                                          4,378,911               234.1538543
          Class C Note  Amount                                                          2,575,692               234.1538545
          Certificates  Amount                                                          1,545,475                234.093929

(ii)  Interest Distribution
          Class A Note  Amount                                                          1,549,972               21.02997219
          Class B Note  Amount                                                            411,862               22.02351425
          Class C Note  Amount                                                            264,295               24.02682545

(iii)    Total Pool Balance of Notes and Certificates (end of Collection
          Period)                                                                      22,982,569

(iv)    Class A Notes Balance (end of Collection Period)                               15,829,326
        Class A Pool Factor (end of Collection Period)                                                            0.2147718
        Class B Notes Balance (end of Collection Period)                                4,016,447
        Class B Pool Factor (end of Collection Period)                                                            0.2147718
        Class C Notes Balance (end of Collection Period)                                2,362,490
        Class C Pool Factor (end of Collection Period)                                                            0.2147718
        Certificates Balance (end of Collection Period)                                 1,904,118

(v)  Basic Servicing Fee                                                                1,292,125               11.74595455

(vi)   Aggregate Net Losses                                                             3,171,008

(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                        2,567,516
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                        2,567,516
        Draws on Reserve Account                                                                0
        Deposits to Reserve Account                                                             0

(viii)  Class A Notes Interest Carryover Shortfall                                              0                         0
         Class B Notes Interest Carryover Shortfall                                             0                         0
         Class C Notes Interest Carryover Shortfall                                             0                         0
         Class A Notes Principal Carryover Shortfall                                            0                         0
         Class B Notes Principal Carryover Shortfall                                            0                         0
         Class C Notes Principal Carryover Shortfall                                            0                         0

(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                0

(x)  Delinquent Contracts                                                                  Number                  Balance
                                                                                           ------                  -------
           30-59 Days                                                                         121                   841,907
           60-89 Days                                                                           0                         0
           90 Days or More                                                                      0                         0
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